A here by certify that the within instrument is
a true and correct copy of the instrument of
which it purports to be a true copy.
Given under my hand and seal of office this

9th day of March A.D., 2010

A history public in and for the [Illegible]

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Neveda 89701-4520
(775) 684 5708
Website: www.nvsos.gov

	Filed in the office of	Document Number
20100089610-77
Filing Date and Time
Certificate of Change Pursuant	Ross Miller	02/11/2010 11:00 Am
to NRS 78.209	Secretary of State	Entity Number
	State of Nevada	E0515782007-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Ceritificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

Jin Jie Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, If any, of shares before the change:

50,000,000 shares of common stock at $0.001 par value

4. The number of authorized shares and the par value, if any, each class or series, if any, of shares after the change:

1,750,000,000 shares of common stock at $0.001 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

35 new shares of common stock will be issued for every one old share of common stock

6. The provisions, If any, for the Issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares will be issued, fractional shares will be rounded to the next whole number.

7. Effective date of filing: (optional)	February 17, 2010
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

President
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock
Revised: 3-5-09